Exhibit 10.1

STOCK TRANSFER RESTRICTION AND

REGISTRATION RIGHTS AGREEMENT

March 11, 2011

THIS STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 11, 2011, is made by and among Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), WJH Holdings Inc., a Delaware corporation (“WJH Holdings”), WPA Hotel Holdings Inc. a Delaware corporation (“WPA Holdings” and collectively with WJH Holdings, the “Stockholders”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of that certain purchase and sale agreement, dated as of February 24, 2011, (the “Purchase and Sale Agreement”) by and among the Company, Strategic Hotel Funding, L.L.C., a Delaware limited liability company (“SH Funding”), SHR Jackson Hole, LLC, a Delaware limited liability company (“SHR JH”), SHR Palo Alto, LLC, a Delaware limited liability company (“SHR PA” and, together with SHR JH, the “Hotel Buyers” and the Hotel Buyers, together with the Company and SH Funding, the “SHR Parties”) and TWCL US, Inc., a Delaware corporation (the “PIPE Purchaser”) and an affiliate of The Woodbridge Company Limited, a corporation amalgamated under the laws of Ontario; FS Jackson Hole Development Company LLC, a Delaware limited liability company (“FS Jackson Hole”), and East Palo Alto Hotel Development LLC, a Delaware limited liability company (“East Palo Alto Hotel” and collectively with the PIPE Purchaser and FS Jackson Hole, the “WB Signatories”), (i) the Hotel Buyers have agreed to acquire the Four Seasons hotel properties located in Jackson Hole, Wyoming and East Palo Alto, California, respectively (the “Properties”) from FS Jackson Hole and East Palo Alto Hotel, respectively, and as consideration for the Properties, the Company has agreed to issue an aggregate of 15,200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an issuance price of $6.25 per share (the “Property Purchase Shares”) on a pro rata basis to FS Jackson Hole and East Palo Alto Hotel (the “Hotels Transaction”) pro rata in respect of the respective allocated purchase price for the Properties and (ii) the Company has agreed to issue and sell to the PIPE Purchaser in a concurrent private offering (the “PIPE Transaction” and together with Hotels Transaction, the “Transactions”) an aggregate of 8,000,000 shares of Common Stock at a price of $6.25 per share (the “Additional Shares” and, together with the Property Purchase Shares, the “Shares”);

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the SHR Parties’ and the WB Signatories obligations to consummate the Purchase and Sale Agreement and the transactions contemplated thereby;

WHEREAS, prior to the closing of the Transactions, the PIPE Purchaser assigned, conveyed and transferred all of its right, title, interest and obligations under the Purchase and Sale Agreement to the Stockholders, who are affiliates of the WB Signatories, and the Stockholders assumed all the right, title, interest, obligations and liabilities of the PIPE Purchaser arising out of the Purchase and Sale Agreement; and

WHEREAS, in connection with the closing of the Transactions, the parties entered into that certain Direction Letter and Closing Agenda and Agreements, dated as of March 10, 2011 (the “Direction Letter and Agreement”), pursuant to which, among other things, (i) the WB Signatories directed the Company to deliver the Shares to the Stockholders, rather than to the WB Signatories as more specifically set forth in the Direction Letter and Agreement; and (ii) the WB Signatories agreed that the Stockholders will enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Restrictions on Transfer of Restricted Securities.

1.1. Certain Definitions. For purposes of this Agreement,

(a) “Additional Shares” has the meaning set forth in the Recitals.

(b) “Affiliate” means, with respect to a specified person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the specified person or entity. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise.

(c) “Agreement” has the meaning set forth in the Preamble.

(d) “Applicable Period” has the meaning set forth in Section 3.6(a).

(e) “Closing Date” means the closing date of the Transactions as defined in the Purchase and Sale Agreement.

(f) “Common Stock” has the meaning set forth in the Recitals.

(g) “Company” has the meaning set forth in the Preamble.

(h) “Demand Notice” has the meaning set forth in Section 3.4(a).

(i) “Demand Offering” has the meaning set forth in Section 3.4(a).

(j) “Demand Period” has the meaning set forth in Section 3.4(a).

(k) “Demand Registration” means an effective registration pursuant to a Demand Notice.

(l) “Demand Registration Statement” has the meaning set forth in Section 3.4(a).

(m) “Demand Sellers” has the meaning set forth in Section 3.4(a).

(n) “Demand Suspension Period” has the meaning set forth in Section 3.5(a)(viii).

(o) “East Palo Alto Hotel” has the meaning set forth in the Preamble.

(p) “Effectiveness Period” has the meaning set forth in Section 3.1(b).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

(r) “FS Jackson Hole” has the meaning set forth in the Preamble.

(s) “Holder” means the Stockholders and each Person who receives Registrable Securities pursuant to a Permitted Transfer. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

(t) “Hotel Buyers” has the meaning set forth in the Recitals.

(u) “Hotels Transaction” has the meaning set forth in the Recitals.

(v) “Indirect Transfer” has the meaning set forth in Section 1.3.

(w) “Inspectors” has the meaning set forth in Section 3.3(a)(xiv).

(x) “Market Value” means, with respect to a share of Common Stock on a particular date or at a particular time if the Market Value is being determined intra-day, the following: (i) if the shares of Common Stock are listed or admitted to trading on any national securities exchange, the closing price on such day as reported by such national securities exchange, or if the Market Value is being determined intra-day, the last reported sale price at such time of determination, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; (iii) if the shares of Common Stock are not listed or admitted to trading on any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then Market Value shall be determined in good faith by the Company’s board of directors and certified by resolution thereof.

(y) “Permitted Transfer” means a Transfer by a Stockholder to any Affiliate of such Stockholder or to any officer, director, partner or member of such Stockholder or its Affiliates who agrees in writing to be bound by and subject to the terms and conditions of this Agreement (collectively, “Related Parties”).

(z) “Permitted Transferee” means any Person who receives the Shares pursuant to a Permitted Transfer.

(aa) “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

(bb) “Piggyback Registration” has the meaning set forth in Section 3.2(a).

(cc) “PIPE Transaction” has the meaning set forth in the Recitals.

(dd) “PIPE Purchaser” has the meaning set forth in the Preamble.

(ee) “Properties” has the meaning set forth in the Recitals.

(ff) “Property Purchase Shares” has the meaning set forth in the Recitals.

(gg) “Prospectus” means the prospectus included in (i) a Shelf Registration Statement, (ii) a Demand Registration Statement or (iii) a registration statement used in connection with a Piggyback Registration pursuant to Section 3.2(a) (a “Piggyback Registration Statement”), as the case may be, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement (or any portion of the Shares with respect to a Demand Registration Statement), Demand Registration Statement or Piggyback Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

(hh) “Purchase and Sale Agreement” has the meaning set forth in the Recitals.

(ii) “Qualified Offering” has the meaning set forth in Section 3.1(c).

(jj) “Qualified Offering Notice” has the meaning set forth in Section 3.1(c).

(kk) “Records” has the meaning set forth in Section 3.3(a)(xiv).

(ll) “Registrable Securities” means (i) the Shares issued to the Stockholders in connection with the Transactions and (ii) any equity securities of the Company (and any other securities of the Company that are, or may be with the passage of time or the occurrence of one or more events, convertible into equity securities of the Company), issued in respect of the shares described in clause (i), including without limitation, pursuant to any stock dividend, stock split or recapitalization of the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) they have been distributed to the public pursuant to an offering registered under the Securities Act, (b) they have been sold in compliance with Rule 144, (c) they have been repurchased by the Company or any subsidiary thereof or (d) they may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, as determined by the Company, in consultation with its counsel.

(mm) “Registration Expenses” has the meaning set forth in Section 3.8.

(nn) “Restricted Securities” means the Registrable Securities prior to the Stockholder Free Trade Date.

(oo) “Rule 144” means Rule 144 promulgated under the Securities Act, as may be amended or interpreted from time to time, or any successor or similar rule as may be enacted by the SEC from time to time.

(pp) “SEC” shall mean the United States Securities and Exchange Commission.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(rr) “Selling Stockholder Information” with respect to the Holders, means (i) its name, address, number of shares of Registrable Securities being offered and the number of shares beneficially owned by such Holder (excluding any percentages) which are required to appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Prospectus and (ii) any additional information about or pertaining to such Holder reasonably requested by the Company which the Company believes, in good faith, is needed to satisfy the Company’s disclosure requirements under the Securities Act with respect to the Shelf Registration Statement and/or a Piggyback Registration Statement.

(ss) “SH Funding” has the meaning set forth in the Recitals.

(tt) “Shares” has the meaning set forth in the Recitals.

(uu) “Shelf Registration” shall mean a registration effected pursuant to Section 3.1(a) hereof.

(vv) “Shelf Registration Statement” means a “shelf” registration statement of the Company which covers all of the Registrable Securities, on any registration form then available to the Company, under Rule 415 under the Securities Act, or any successor or similar rule that may be adopted by the SEC, and all amendments, supplements and replacements (if any, to the extent any prior such registration statement expires) to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein. For the avoidance of doubt, (i) the shares registered pursuant to the Shelf Registration Statement shall be limited to Registrable Securities held by the Holders and (ii) any prospectus supplement to an already effective Automatic Shelf Registration Statement (as such term is defined in Rule 405 of the Securities Act) that effects the resale registration of the Registrable Securities shall only identify the Holders.

(ww) “SHR JH” has the meaning set forth in the Recitals.

(xx) “SHR PA” has the meaning set forth in the Recitals.

(yy) “SHR Parties” has the meaning set forth in the Recitals.

(zz) “Stockholders” has meaning set forth in the Preamble.

(aaa) “Stockholder Free Trade Date” has the meaning set forth in Section 1.2(a)(i).

(bbb) “Suspension Period” shall have the meaning set forth in Section 3.3(a)(viii).

(ccc) “Transactions” has the meaning set forth in the Recitals.

(ddd) “Transfer” means any offer, sale, assignment, grant of option to purchase, pledge, hypothecation, transfer or other disposition or encumbrance of any Restricted Security or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing, provided that, “Transfer” shall not include (i) the tendering of Restricted Securities into any publicly announced tender offer for more than 50% of the issued and outstanding Common Stock or (ii) the exchange or conversion of the Restricted Securities into cash, securities or other consideration in connection with any merger, consolidation or reorganization pursuant to which the holders of the voting shares of Common Stock immediately before such transaction will hold less than 50% of the voting securities of the entity surviving or resulting from such transaction.

1.2. Restrictions on Transfer.

(a) Restrictions Applicable to the Stockholders.

(i) One Year Restriction. No Holder may voluntarily Transfer any Restricted Security (other than pursuant to a Permitted Transfer) prior to the one-year anniversary of the Closing Date (the “Stockholder Free Trade Date”).

(ii) Hedging Restriction. Prior to the Stockholder Free Trade Date, no Holder may engage, directly or indirectly, in any “short sale” (as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act) of the Shares or establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to the Shares.

(b) Non-Compliant Transfers Void. Prior to the Stockholder Free Trade Date, any voluntary Transfer of Restricted Securities that is not made in full compliance with the requirements of this Section 1.2 will be null and void, and the Company (and any transfer agent for the securities of the Company) will refuse to recognize such attempted Transfer and to reflect on its records any change in record ownership of Restricted Securities pursuant to such attempted Transfer.

1.3. Indirect Transfers. Prior to the Stockholder Free Trade Date, if a Related Party to which Restricted Securities have been Transferred in a Permitted Transfer is the subject of any event or transaction (or series of related events or transactions) by which such Related Party ceases to be a Related Party of the Holder originally holding such Restricted Securities (an “Indirect Transfer”), then such Indirect Transfer will be deemed to be a voluntary Transfer of the Restricted Securities held by such Related Party on the date of such Indirect Transfer.

ARTICLE II

Legends

2.1. Securities Act Legend. Each certificate representing securities of the Company will bear a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER,

THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

2.2. Restricted Securities Legend. During the term of this Agreement, each certificate or other instrument representing shares of Restricted Securities will bear, in addition to any legend required pursuant to the terms of Section 2.1, a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCK TRANSFER RESTRICTION AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 11, 2011, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

The Company will reissue, at its cost, without such legend, any certificate representing securities of the Company held by any Holder, at the request of the Holder thereof, at any time after the expiration of the applicable restrictions under Section 1.2 hereof. The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement. Each Holder agrees and consents to the entry of stop transfer instructions by the Company or any such transfer agent in order to enforce the restrictions on transfer established in this Agreement.

ARTICLE III

Registration

3.1. Shelf Registration Statement.

(a) Registration Requirement. On or prior to the Stockholder Free Trade Date, the Company shall file with the SEC a Shelf Registration Statement meeting the requirements of the Securities Act and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 10 (ten) business days after receipt of a request therefor, the Selling Stockholder Information. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company all Selling Stockholder Information with respect to such Holder necessary to make the Selling Stockholder Information previously furnished to the Company by such Holder not materially misleading.

(b) Effectiveness Requirement. Subject to the terms and conditions of Section 3.5(a)(vi), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or cease to be Registrable Securities (the “Effectiveness Period”).

(c) Underwritten Offerings; Selection of Underwriters. If any Holder(s) intends to distribute the Registrable Securities covered by the Shelf Registration Statement by means of an underwritten offering of Registrable Securities of at least $50 million in Market Value (a “Qualified Offering”), it will so advise the Company in writing (the “Qualified Offering Notice”), and within 10 (ten) business days of the receipt thereof, the Company will give written notice of such request to all Holders. In such event, the selling Holders will use one or more investment banker(s) and/or manager(s) to administer the offering, subject to the Company’s prior written consent of the selection of such investment banker(s) and/or manager(s), which consent shall not be unreasonably withheld. If and only if the offering is a Qualified Offering, the Company and each such Holder will (together with the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form approved by the Company with the underwriter or underwriters selected for such underwriting (and will complete and execute all questionnaires, powers of attorney, indemnities, and other documents reasonably required under the terms of such underwriting arrangements). The right of any Holder to an underwritten registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities that it wishes to sell in the underwriting. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. In no event shall the Holders collectively be entitled to (i) more than three Qualified Offerings and (ii) more than one Qualified Offering in any twelve-month period pursuant to this Section 3.1.

3.2. Piggyback Registrations.

(a) Right to Piggyback. From and after the Stockholder Free Trade Date, whenever the Company proposes to register any of its equity securities under the Securities Act (including primary registrations on behalf of the Company and secondary registrations on behalf of the holders of its securities but not including a registration on Form S-4 or S-8 or any successor or similar form) and the registration form to be used may be used for the registration of the Registrable Securities, the Company shall give prompt written notice (whether before or after the filing of such registration statement) to all Holders of its intention to effect such a registration and, subject to Section 3.2(c) and Section 3.2(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein, which request is received within seven (7) days after the date of the Company’s notice (a “Piggyback Registration”). If at any time after giving notice of its intention to register any of its securities as set forth in this Section 3.2(a) and before the effective date of a registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may terminate or withdraw any registration under this Section 3.2(a) prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and the Company will have no liability to any Holder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3.2(a) is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 3.2(a). In such event, the right of any Holder to registration pursuant to this Section 3.2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities that it wishes to sell in the underwriting, and the Company and each such Holder will (together with the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting (and will complete and execute all questionnaires, powers of attorneys, indemnities, and other documents reasonably required under the terms of such underwriting arrangements). If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and/or manager(s) for the offering shall be made by the Company in its sole discretion.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company and the Holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the Holders thereof on the basis of the number of Registrable Securities owned by each such Holder, and (iii) third, other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such other securities owned by each such holder.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company and the Holders of Registrable Securities that have requested inclusion in such offering that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adverse effect, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such requesting Holder, and (iii) third, other securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such other securities on the basis of the number of such securities owned by each such holder.

3.3. Shelf Registration Procedures.

(a) Company Obligations. In accordance with the registration obligations of the Company under Sections 3.1 and 3.2 hereof, the Company will, as applicable:

(i) use commercially reasonable efforts to have a Shelf Registration Statement declared effective on or prior to the Stockholder Free Trade Date;

(ii) as promptly as reasonably practicable, prepare and file with the SEC such amendments or post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective during the Effectiveness Period (except as otherwise set forth herein); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of Registrable Securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

(iii) at least three (3) days prior to the filing of the Shelf Registration Statement, or any Prospectus, amendment or supplement thereto, furnish a copy thereof to each selling Holder or its counsel;

(iv) deliver to the selling Holder, without charge, as many copies of the Prospectus as it may reasonably request (the Company hereby consenting to the use of each such Prospectus by such selling Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus) and a reasonable number of copies of the Shelf Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(v) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the selling Holders reasonably request and keep such registration or qualification effective during the Effectiveness Period, and do any and all other acts and things that may be reasonably necessary or advisable to enable the selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, (ii) to subject itself to taxation in any such jurisdiction, (iii) to consent to general service of process in any such jurisdiction or (iv) to comply with requirements under so-called “fair, just and equitable standards” under state securities laws;

(vi) notify each Holder of Registrable Securities, its counsel and the managing underwriters of an underwritten offering of Registrable Securities, if any (A) when the Shelf Registration Statement covering such Registrable Securities has become effective and when any post-effective amendments thereto become effective; (B) of any written request by the SEC or any state securities authority for amendments and supplements to such Shelf Registration Statement or Prospectus or for additional information after such Shelf Registration Statement has become effective; and (C) of the issuance or threatened issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3.4(a)(v) hereof or the initiation of any proceedings for that purpose;

(vii) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144;

(viii) notify each selling Holder, at any time that a prospectus covered by the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge and as a result of which the prospectus included in the Shelf Registration Statement as then in effect would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Selling Holders, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the selling Holders, such prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that at any time, upon written notice to the Holders and for a period not to exceed ninety (90) days in the aggregate during any calendar year (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the selling Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information, developments or events (including, but not limited to, a pending or contemplated merger or acquisition or other material transaction or similar event) involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission. If so directed by the Company, all Holders of Registrable Securities registering shares under any registration statement shall (i) not offer to sell any Registrable Securities pursuant to any such registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension (and, if required, until such Holder receives copies of the supplemented or amended Prospectus) and (ii) use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company covenants and agrees that it shall not deliver such notice with respect to the Suspension Period unless Company employees, officers and directors and any other holders of registration rights with respect to the Company’s Common Stock are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them, if such holders of registration rights sell pursuant to a registration statement;

(ix) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority;

(x) cause all securities covered by such Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

(xi) provide a transfer agent and registrar for all securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement and thereafter maintain such a transfer agent and registrar;

(xii) take all such other actions as may be reasonably required to expedite or facilitate the disposition of the securities covered by the Shelf Registration Statement;

(xiii) use commercially reasonable efforts to obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters;

(xiv) use commercially reasonable efforts to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities;

(xv) make reasonably available for inspection by any underwriter participating in any registered public offering in which Registrable Securities are included and any attorney or accountant retained by any such underwriter (collectively, the “Inspectors”), all financial and other records, and pertinent corporate documents of the Company (collectively, the “Records”) as shall be reasonably requested by such Inspector, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector to enable them to exercise their due diligence responsibility under the Securities Act with respect to such registered public offering; provided, however, that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall be kept confidential by the Inspectors;

(xvi) in the case of no more than two Qualified Offerings, make the Company’s executive officers available for a total of five (5) business days to participate in “road show” presentations in the United States for each such Qualified Offering; and with respect to any Qualified Offering, make the Company’s executive officers reasonably available at the Company’s principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

(xvii) take reasonable efforts to prevent the entry of any stop order suspending the effectiveness of a registration statement, and upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Shelf Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order.

(b) Selling Holder Obligations. In addition to the other obligations of the Holders contained herein, each Holder agrees that the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it the Selling Stockholder Information and any other information that may be required by the Staff of the SEC to be included in the applicable Shelf Registration Statement, the Company may exclude from such registration the Registrable Securities of any selling Holder who fails to furnish such information within ten (10) business days after receiving such request, and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a Holder who so fails to furnish such information.

3.4. Demand Registration Statement

(a) Right to Request One Demand Registration. Notwithstanding anything contained in this Agreement, during the period of 10 years commencing after the date on which the Shares are no longer Registrable Securities (the “Demand Period”), the Stockholders and/or Permitted Transferees holding such Shares (together, the “Demand Sellers”) shall have the one-time right, subject to Section 3.4(c), to make a written request to the Company (the “Demand Notice”) to register the Shares then held by such Demand Sellers for sale in an underwritten offering in accordance with Section 3.5; provided, however, that such Demand Notice shall be with respect to Shares representing at least $50 million of Market Value (a “Demand Offering”); provided further that in no event shall the Demand Sellers collectively be entitled to more than one Demand Offering; provided further, that in no event shall the Demand Sellers be entitled to a Demand Offering if a Qualified Offering has been consummated in the prior twelve-month period. Any request made pursuant to this Section 3.5 shall specify the number of Shares, shall include the Selling Stockholder Information and the intended methods of disposition thereof and that the request is for the registration statement pursuant to this Section 3.4 (the “Demand Registration Statement”), and within 10 (ten) business days of the receipt of the Demand Notice, the Company will give written notice of such request to all non-requesting Demand Sellers, and such non-requesting Demand Sellers shall have five (5) business days from receipt of the Company’s notice to notify the Company in writing (and provide their Selling Stockholder Information to the Company) of their desire to participate in such registration. In the event of a Demand Offering, the Demand Sellers will use one or more investment banker(s) and/or manager(s) to administer the offering, subject to the Company’s prior written consent of the selection of such investment banker(s) and/or manager(s), which consent shall not be unreasonably withheld. Upon a Demand Offering, the Company and each such Demand Seller will (together with the other Demand Sellers distributing their securities through such underwriting) enter into an underwriting agreement in customary form approved by the Company with the underwriter or underwriters selected for such underwriting (and will complete and execute all questionnaires, powers of attorney, indemnities, and other documents reasonably required under the terms of such underwriting arrangements). The right of any Demand Seller to an underwritten registration pursuant to this Section 3.4 will be conditioned upon such Demand Seller’s participation in such underwriting and the inclusion of the Demand Seller’s Shares that it wishes to sell in the underwriting and the Company’s timely receipt of the Selling Stockholder Information, and, with respect to the non-requesting Demand Sellers, the notification set forth above. If any Demand Seller disapproves of the terms of the underwriting, such Demand Seller may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Demand Sellers.

(b) Registration Requirement. Within 30 days of the Company’s receipt of the Demand Notice, the Company shall cause the Demand Registration Statement to be filed with the SEC. The Company shall use commercially reasonable efforts to cause the Demand Registration Statement to be declared effective by the SEC as soon as reasonably practicable after the filing of the Demand Registration Statement.

(c) Number of Demand Registrations. In no event shall the Demand Sellers be entitled to more than one (1) Demand Registration. A Demand Registration Statement shall not count as a Demand Registration for purposes of the foregoing sentence unless and until it has become effective.

(d) Effective Period of Demand Registration. Upon the date of effectiveness of the Demand Registration for an offering contemplated to be consummated at the time of effectiveness of the Demand Registration, the Company shall use its commercially reasonable efforts to keep the Demand Registration Statement effective for a period equal to 30 days from such date or such shorter period which shall terminate when the underwritten offering relating to the Demand Registration Statement closes; provided, however, that if the Company shall issue a notice in connection with a Demand Suspension Period pursuant to Section 3.5(a)(vi) within such 30 day period, the Demand Sellers participating in the Demand Offering shall be entitled to require the Company to keep the Demand Registration Statement effective for such additional time that the Demand Registration Statement has been suspended pursuant to such notice.

(e) Company’s Ability to Postpone. Notwithstanding anything contained herein, the Company shall have the privilege to postpone the filing of a Demand Registration Statement under this Section 3.4 for a reasonable period of time (not exceeding 90 days) if the Company furnishes the Demand Seller(s) providing the Demand Notice with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company’s board of directors has determined that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. The Company shall only be entitled to exercise its rights under this Section 3.4(e) on one occasion during any 12-month period as to any Demand Seller.

3.5. Demand Registration Procedures.

(a) Company Obligations. In accordance with the registration obligations of the Company under Sections 3.4 hereof, the Company will:

(i) use commercially reasonable efforts to have the Demand Registration Statement declared effective as soon as reasonably practicable after the filing of the Demand Registration Statement with the SEC;

(ii) at least three (3) days prior to the filing of the Demand Registration Statement, or any Prospectus, amendment or supplement thereto, furnish a copy thereof to each Demand Seller participating in the Demand Offering or its counsel;

(iii) deliver to the Demand Seller participating in the Demand Offering, without charge, as many copies of the Prospectus as it may reasonably request (the Company hereby consenting to the use of each such Prospectus by such Demand Seller in connection with the offering and sale of the Shares covered by such Prospectus) and a reasonable number of copies of the Demand Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(iv) if required by law, use commercially reasonable efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as the Demand Sellers reasonably request and keep such registration or qualification effective, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Demand Sellers to consummate the disposition in such jurisdictions of the Shares covered by the Demand Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, (ii) to subject itself to taxation in any such jurisdiction, (iii) to consent to general service of process in any such jurisdiction or (iv) to comply with requirements under so-called “fair, just and equitable standards” under state securities laws;

(v) notify each Demand Seller participating in the Demand Offering, its counsel and the managing underwriters of an underwritten offering of the Shares pursuant to Section 3.4 hereof, if any (A) when the Demand Registration Statement covering such Shares has become effective and when any post-effective amendments thereto become effective; (B) of any written request by the SEC or any state securities authority for amendments and supplements to such Demand Registration Statement or Prospectus or for additional information after such Demand Registration Statement has become effective; and (C) of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of such Demand Registration Statement or the initiation of any proceedings for that purpose;

(vi) notify each such Demand Seller participating in the Demand Offering, at any time that a prospectus covered by the Demand Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge and as a result of which the prospectus included in the Demand Registration Statement as then in effect would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Demand Sellers participating in the Demand Offering, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to such Demand Sellers, such prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that at any time, upon written notice to the Demand Sellers and for a period not to exceed ninety (90) days in the aggregate during any calendar year (the “Demand Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the Demand Sellers hereby agree not to offer or sell any Shares pursuant to such registration statement during the Demand Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information, developments or events (including, but not limited to, a pending or contemplated merger or acquisition or other material transaction or similar event) involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission. If so directed by the Company, all Demand Sellers registering shares under any registration statement shall (i) not offer to sell any Shares pursuant to any such registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension (and, if required, until such Demand Seller receives copies of the supplemented or amended Prospectus) and (ii) use commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Demand Sellers’ possession, of the Prospectus relating to such Shares current at the time of receipt of such notice. The Company covenants and agrees that it shall not deliver such notice with respect to the Demand Suspension Period unless Company employees, officers and directors and their Affiliates and any other holders of registration rights with respect to the Company’s Common Stock are also prohibited by the Company for the duration of such Demand Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them;

(vii) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority;

(viii) if not previously accomplished, cause all securities covered by the Demand Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

(ix) provide a transfer agent and registrar for all securities covered by the Demand Registration Statement not later than the effective date of the Demand Registration Statement and thereafter maintain such a transfer agent and registrar;

(x) take all such other actions as may be reasonably required to expedite or facilitate the disposition of the securities covered by the Demand Registration Statement;

(xi) use commercially reasonable efforts to obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters;

(xii) use commercially reasonable efforts to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the Demand Sellers participating in the Demand Offering;

(xiii) make reasonably available for inspection by any Inspectors participating in a registered public offering pursuant to Section 3.4 in which Shares are included, all Records as shall be reasonably requested by such Inspector, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector to enable them to exercise their due diligence responsibility under the Securities Act with respect to such registered public offering; provided, however, that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall be kept confidential by the Inspectors;

(xiv) with respect to the Demand Offering, make the Company’s executive officers available for a total of five (5) business days to participate in a “road show” presentation in the United States, and make the Company’s executive officers reasonably available at the Company’s principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

(xv) take reasonable efforts to prevent the entry of any stop order suspending the effectiveness of a Demand Registration Statement, and upon the issuance of any stop order suspending the effectiveness of a Demand Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Demand Registration Statement for sale in any jurisdiction, the Company will use commercially reasonable efforts promptly to obtain the withdrawal of such order.

(b) Demand Seller Obligations. In addition to the other obligations of the Demand Sellers contained herein, each Demand Seller agrees that the Company may require each seller of Shares as to which any registration is being effected to furnish to it the Selling Stockholder Information and any other information that may be required by the Staff of the SEC to be included in the applicable Demand Registration Statement, the Company may exclude from such registration the Shares of any Demand Seller who fails to furnish such information within five (5) days after receiving such request, and the Company shall have no obligation to include the Shares of a Demand Seller who so fails to furnish such information.

3.6. Holdback Agreements.

(a) Each Holder of Registrable Securities and each Demand Seller, as the case may be, agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, including, without limitation, any short sale, loan or hedge, during the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of any underwritten Shelf Registration Statement, Demand Registration Statement or Piggyback Registration Statement, as the case may be, in which the Registrable Securities or Shares are included or the pricing date of any underwritten offering pursuant to any such registration statement (except as part of any such underwritten registration), or such longer period agreed to by the holders of a majority of the Registrable Securities or Shares, as the case may be, participating in such offering, unless the underwriters managing the registered public offering otherwise agree (the “Applicable Period”). If requested by the Company, each Holder of Registrable Securities and each Demand Seller, as the case may be, agrees to execute customary lock-up agreements with the managing underwriter(s) of an underwritten offering with a duration not to exceed the Applicable Period in such form as agreed to by the holders of a majority of the Registrable Securities or the Demand Sellers holding a majority of the Shares, as the case may be, participating in such underwritten offering.

(b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Applicable Period (except as part of such underwritten registration or pursuant to a registration on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its commercially reasonable efforts to cause each beneficial holder of 10% or more of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or otherwise acquired from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

3.7. Block-Out Rights. Notwithstanding anything contained herein, the Company shall not be obligated to effect, or take any action to effect, a Qualified Offering or a Demand Offering if, at the time the Company receives either a Qualified Offering Notice or a Demand Notice, the Company (i) is actively undertaking an underwritten offering of its capital stock or (ii) is in active discussions with underwriters, in good faith, regarding an underwritten offering of its capital stock and it is reasonably likely that such an underwritten offering will be initiated by the Company.

3.8. Registration Expenses. The Company will pay the Registration Expenses in connection with the Shelf Registration Statement, the Demand Registration Statement, if applicable, and any Piggyback Registrations. All other expenses will be paid by the Holders and the Demand Sellers, as the case may be,, including, without limitation, any legal fees and expenses of their counsel or other advisors and any underwriting discounts and commissions and taxes of any kind (including without limitation, transfer taxes) relating to any disposition, sale or transfer of (i) Registrable Securities or (ii) Shares pursuant to a Demand Offering. The term “Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants including the expenses of “comfort letters” required by or incident to such performance and compliance.

3.9. Indemnification; Contribution.

(a) Indemnification by the Company. In connection with any registration statement in which a Holder of Registrable Securities or Demand Seller is participating, the Company agrees to indemnify and hold harmless, to the full extent permitted by law, each such Holder of Registrable Securities or Demand Seller, their officers, directors, members, and employees and each Person who controls such Holder or Demand Seller (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the

Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any such registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 3.9 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, or (iii) any violation or alleged violation by the Company in connection with any offering under this Agreement of the federal securities laws, any applicable state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law, and the Company will reimburse such Holder or Demand Seller and each such director, officer, member and employee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder or Demand Seller or other indemnified party or underwriter (in the case of an underwritten offering) expressly for use therein or by such Holder’s or Demand Seller’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder or Demand Seller with a sufficient number of copies of the same; provided, further, that the indemnification required by this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

(b) Indemnification by Selling Holder. In connection with any registration statement in which a Holder of Registrable Securities or Demand Seller is participating, each such Holder or Demand Seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the Company, and each of its directors, officers, agents retained in connection with the transactions contemplated hereby, employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder or Demand Seller expressly for use therein (including, for the avoidance of doubt, the Selling Stockholder Information), or (iii) any violation or alleged violation by such Holder or Demand Seller in connection with any offering under this Agreement of the federal securities laws, any applicable state law or any rule or regulation promulgated under the

Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the liability of a Holder under this Section 3.9(b) shall be limited to the net proceeds (before expenses) received by it from the sale of Registrable Securities pursuant to such registration statement.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 3.9, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel retained by the indemnifying party (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if it prejudices or results in forfeiture of rights or defenses, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, to the extent of any damage directly suffered by the indemnifying party as a result thereof. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) Contribution. If the indemnification required by this Section 3.9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.9:

(i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.9(a) and Section 3.9(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, the liability of a Holder or Demand Seller under this Section 3.9(d) shall be limited to the net proceeds (before expenses) received by it from the sale of securities pursuant to the applicable registration statement.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 3.9(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Full Indemnification. If indemnification is available under this Section 3.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 3.9 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 3.9(d)(i) hereof.

(f) Survival. The obligations of the Company, the Holders of Registrable Securities and the Demand Sellers under this Section 3.9 shall survive the completion of any offering of securities pursuant to a registration statement under this Agreement, and otherwise.

ARTICLE IV

Miscellaneous Provisions.

4.1. Termination. Notwithstanding anything to the contrary set forth herein, this Agreement will terminate and be of no further force or effect (except as provided and contemplated in Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and Article IV) on the date on which no Registrable Securities are then held by any Holder.

4.2. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company:	Strategic Hotels & Resorts, Inc.
200 West Madison Street, Suite 1700
Chicago, IL 60606
Attn: General Counsel
Facsimile: (312) 658-5799

with a copy (which will not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attn: Michael L. Zuppone, Esq.

If to any Stockholder:	To the address for such Stockholder on the books and records of the Company as the same may be changed from time to time by notice from such Stockholder to the Company in accordance with this Section 4.2.

with a copy (which will not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attn: Mark Schonberger, Esq.

and

Torys LLP
337 Park Avenue
New York, New York 10017
Attn: Andrew Beck, Esq.

4.3. No Third Party Beneficiaries. Nothing in this Agreement will create, confer or be deemed to create or confer any third party beneficiary rights in any person or other legal entity not party to this Agreement.

4.4. Assignment. The rights and obligations of the Stockholders pursuant to this Agreement are not assignable except that such rights and obligations as they relate to a particular security will be automatically assigned to any transferee of such security if such security was transferred in a Permitted Transfer; provided, however, that the rights under Article III with respect to any securities subject to a subsequent Indirect Transfer will be null and void and of no further force and effect upon the consummation of such Indirect Transfer. Any attempted assignment of such rights and obligations in violation of this Section 4.4 will be null and void. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

4.5. Amendment. No amendment, modification or supplement of or to this Agreement will be effective unless made in writing and signed by the Company and the holders of at least a majority of the Registrable Securities.

4.6. Waivers. No waiver of any provision of this Agreement, or consent to any departure from its terms, will be effective unless made in writing and signed by the party giving such waiver or consent. No action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver, by the party taking such action, of the other party’s compliance with any covenant or agreement contained in this Agreement. No delay or omission on the part of any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any other right or remedy. No waiver by any party of any right or remedy under this Agreement on any one occasion will be deemed a bar to or waiver of the same or any other right or remedy on any future occasion. No partial exercise of any right or remedy under this

Agreement by any party will preclude any further exercise thereof or the exercise of any other right or remedy.

4.7. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

4.8. Interpretation.

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise specified.

(d) The words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

4.9. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.10. Business Days. If the last or appointed day for the taking of any action required under this Agreement, or the expiration of any right granted in this Agreement, is a Saturday, Sunday or legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday in the State of Delaware.

4.11. Entire Agreement. This Agreement represents, and is intended to be, a complete statement of all of the terms and the arrangements between the Company and the Stockholders with respect to the matters provided for herein, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the Company and the Stockholders with respect to those matters.

4.12. Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by applicable law. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach by a party of the provisions of this Agreement and that the any party may in its sole discretion apply to a court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief to enforce or prevent violation of the provisions of this Agreement.

4.13. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.14. Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written above.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Diane M. Morefield
Name:	Diane M. Morefield
Title:	Executive Vice President and Chief Financial Officer

WPA HOTEL HOLDINGS INC.

By:	/s/ Gregory J. Dart
Name:	Gregory J. Dart
Title:	President

WJH HOLDINGS INC.

By:	/s/ Gregory J. Dart
Name:	Gregory J. Dart
Title:	President

Stock Transfer Restriction and Registration Rights Agreement – Signature Page 1